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                              EXHIBIT 23(a)


                           CONSENT OF COUNSEL


      I hereby consent to the use of my name in the Registration Statement on Form S-2 and related Prospectus in the Section captioned "Legal Matters".

      I also consent to the filing of my legal opinion filed as EXHIBIT 5 to this Registration Statement.





DANIEL P. EDWARDS, P.C.


By:____________________________
           President

Colorado Springs, Colorado

_________________________, 1996